UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2026

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2026, Pulse Biosciences, Inc., a Delaware corporation (the “Company”), announced certain financial and operational results for the fiscal quarter ended March 31, 2026. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. This information, as well as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

While the Company has not finalized its full financial results for the quarter ended March 31, 2026, the Company expects to report that it had approximately $68.3 million of cash and cash equivalents and approximately $0.2 million in net accounts receivable as of March 31, 2026, with net cash used in operating activities of approximately $14.6 million during the three months ended March 31, 2026. In addition, the Company expects to report that for the three months ended March 31, 2026, it generated a total of approximately $0.4 million in product revenue, incurred cost of product revenue of approximately $0.4 million, research and development costs of approximately $12.6 million, and selling, general and administrative costs of approximately $6.6 million. Overall, for the three months ended March 31, 2026, the Company expects to report a net loss of approximately $18.6 million.

These amounts are preliminary, have not been audited and are subject to completion of the Company’s financial closing procedures. Neither the Company’s independent registered public accounting firm nor any other publicly registered accounting firm has audited, reviewed or performed any procedures with respect to this preliminary information and, accordingly, no firm has expressed an opinion or any other form of assurance with respect thereto. Consequently, these amounts may differ materially from the amounts that will be reflected in the Company’s unaudited condensed consolidated balance sheet as of March 31, 2026.

Item 8.01	Other Events

On May 4, 2026, Pulse Biosciences, Inc. (the “Company”) announced accelerated enrollment timelines in its NANOPULSE-AF clinical trial. The NANOPULSE-AF trial is a prospective, multicenter, pivotal, clinical investigation currently evaluating the Company’s nPulse™ Cardiac Catheter System for treating recurrent, drug-resistant, symptomatic paroxysmal atrial fibrillation (“AF”). The Company plans to enroll approximately 215 participants in this study, across multiple clinical sites, and expects the primary endpoints will be assessed at 6 and 12 months post-ablation to measure procedural success and safety outcomes.

The Company now expects to complete enrollment in its NANOCLAMP-AF clinical trial by the end of the first half of 2027. The NANOCLAMP-AF trial is a single-arm, prospective multicenter study designed to demonstrate the safety and effectiveness of the nPulse Cardiac Surgical System for the treatment of AF in concomitant surgical procedures. Multiple sites, including two outside the United States, are planned for patient enrollment.

The information contained in paragraphs two and three of Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements related to our anticipated financial reports, future results of operations, and future financial position, anticipated expenses, and our anticipated cash flows. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. You should read the “Risk Factors” section of Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained herein. We do not assume any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Pulse Biosciences, Inc. dated May 4, 2026 - Pulse Biosciences Reports Business Updates and First Quarter 2026 Financial Results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: May 4, 2026	By:	/s/ Jon Skinner
Jon Skinner
Chief Financial Officer (Principal Financial Officer)